Exhibit 99.2

Overview

We are a dermatology therapeutics company developing and selling medications for skin diseases requiring medical intervention. We are primarily focused on developing clinician administered therapies in areas of high unmet need. Our current product portfolio consists of one approved product with several potential follow-on indications, as well as two additional pipeline products. Our commercial product, YCANTH (formerly referred to as VP-102), was approved by the U.S. Food and Drug Administration, or FDA, in July 2023 for the treatment of molluscum contagiosum in adult and pediatric patients two years of age and older. YCANTH (VP-102) is a proprietary drug-device combination that contains a GMP-controlled formulation of cantharidin. We are also developing YCANTH for potential follow-on indications for the treatment of common warts and external genital warts. Our two additional product candidates are: (i) VP-315 an oncolytic peptide-based injectable therapy for the potential treatment of dermatology oncologic conditions, including basal cell carcinoma, and (ii) VP-103, a second cantharidin based drug device combination for the potential treatment of plantar warts.

YCANTH (VP-102) – Molluscum Commercialization Strategy Update

On July 21, 2023, YCANTH (cantharidin) 0.7% topical solution was the first product approved by the FDA for the treatment of molluscum contagiosum in adult and pediatric patients two years of age and older. We commercially launched YCANTH (VP-102) in August 2023 in the United States for the treatment of molluscum contagiosum.

We have reviewed and are implementing changes to our commercialization organization designed to balance sales growth and cost controls based upon distribution and reimbursement coverage for YCANTH (VP-102). To that end, on October 1, 2024, we reduced our workforce to reduce costs and optimize the efficiency of our field sales force. We are also reducing the number of sales territories from 80 to approximately 33 with a focus on those territories that have historically shown a high prevalence of molluscum and favorable medical and pharmacy benefit coverage.

In addition, while we intend to continue to maintain and grow our existing sales to hospitals and dermatologists, we are now expanding the focus of our sales efforts to pediatricians as well as medical professionals with historical use of compounded cantharidin. There are approximately 67,000 pediatricians in the United States. Pediatricians are typically the first point of contact with patients with molluscum, referring many of the six million molluscum patients in the U.S. to dermatologists. We believe pediatricians have historically not treated molluscum because there has been no FDA-approved solution and existing treatments can be painful without proven efficacy. Therefore, we believe YCANTH (VP-102) presents an incremental revenue opportunity and resolves an unmet need for pediatricians to treat children with molluscum.

We are also working to increase payor access to YCANTH (VP-102) and improve the clinician and patient experience. For example, we have reduced co-pays, and we are working to remove prior authorizations and generally reduce accessibility frictions for medical professionals and patients.

As a result of the reduction in expenses as well as the changes to our business and strategy described above, we are targeting to be operating cash flow break-even on a monthly basis in the second half of 2025.

YCANTH (VP-102) – Common Warts Update

We are developing YCANTH (VP-102) for the treatment of common warts. We are pursuing a global Phase 3 clinical trial of YCANTH (VP-102) for common warts with our collaboration partner, Torii Pharmaceuticals Co., Ltd., or Torri. We and Torii will equally split the cost of the global Phase 3 clinical trial, with Torii paying all the costs when due and treating our portion of the costs as an offset to Torii’s future payment obligations to us based on regulatory milestones and sales of YCANTH for molluscum and common warts in Japan. We anticipate that the Phase 3 clinical trial of YCANTH (VP-102) for the treatment of common warts will begin in the first half of 2025.

VP-315 – Basal Cell Carcinoma Update

We are developing VP-315 for basal cell carcinoma, or BCC. In August 2024, we announced preliminary positive results from Part 2 of our two-part Phase 2 multicenter, open-label, dose-escalation proof-of-concept trial of VP-315 for BCC. The data were based on 93 confirmed basal cell carcinoma lesions that were treated during Part 2 of the trial; however, for histologic reduction in tumor size and overall reduction in tumor size, data from three of the 93 lesions are pending. Based on the preliminary results, VP-315 was well tolerated with no reported treatment-related serious adverse events or dose-limiting toxicities (n=93). Most treatment-related adverse events were mild to moderate cutaneous reactions. The overall reduction in tumor size of 90 of the lesions treated in Part 2 of the trial was approximately 86%. Approximately 51% of all lesions treated in Part 2 of the trial achieved complete histological clearance, with no observation of residual tumor cells (n=90), and patients with residual tumor on average achieved an approximate 71% reduction in tumor size (n=90). We also observed a 97% calculated objective response rate, which we calculated as the total percentage of patients with no disease progression and that achieved greater than 30% reduction in lesion size or complete clearance. We expect genomic and T-cell (immune response) data from the trial in the first quarter of 2025 and expect to hold an End-of-Phase 2 meeting with the FDA to determine next steps for the development of VP-315 for the treatment of BCC in the first half of 2025.

Risks Related to Ownership of Our Common Stock and Our Status as a Public Company

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition.

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. For example, in June 2022, we were named a defendant in a putative class action complaint against us and certain of our current and former officers and directors in the U.S. District Court for the Eastern District of Pennsylvania. The lawsuit seeks unspecified compensatory damages and other relief on behalf of Plaintiff and all other persons and entities which purchased or otherwise acquired our securities between May 19, 2021 and May 24, 2022. In addition, on October 21, 2024, a plaintiff filed a putative stockholder derivative lawsuit in the U.S. District Court for the Eastern District of Pennsylvania. The complaint names us as a nominal defendant and purports to bring claims on our behalf against certain of our current and former directors and officers for alleged violations of the federal securities laws and breaches of their fiduciary duties in relation to substantially the same factual allegations as the above-described putative class action lawsuit. See “Item 3—Legal Proceedings” and “Part II, Item 8, Note 7-Commitments and Contingencies” in our Annual Report on Form 10-K and “Part I, Item 2, Note 6-Commitments and Contingencies” and “Part II, Item 1—Legal Proceedings” in our Quarterly Report on Form 10-Q for more information.

Due to the inherent uncertainties in legal proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. This or any future litigation, regardless of the merits of any such proceeding, could harm our reputation and result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Although we have directors’ and officers’ liability insurance, it provides for a substantial retention of liability and is subject to limitations and may not cover a significant portion, or any, of the expenses or liabilities we may incur or be subject to in connection with these lawsuits or other litigation to which we are party. The costs we incur in defending ourselves or associated with settling such proceedings, as well as a material final judgment or decree against us, that are not covered by our directors’ and officers’ liability insurance could materially adversely affect our financial condition. In addition, additional lawsuits may be filed, the conclusion of which in a manner adverse to us and for which we incur substantial costs or damages not covered by our directors’ and officers’ liability insurance could have a material adverse effect on our financial condition and business.